GUARANTY OF PAYMENT OF NOTE,
                        RATE LOCK OBLIGATIONS, CARRYING
                        COSTS AND RECOURSE OBLIGATIONS


                                    made by



                      BROOKDALE LIVING COMMUNITIES, INC.,
                                 as guarantor,


                                  in favor of



                       NOMURA ASSET CAPITAL CORPORATION






                           Dated as of June __, 1998

                         GUARANTY OF PAYMENT OF NOTE,
                        RATE LOCK OBLIGATIONS, CARRYING
                        COSTS AND RECOURSE OBLIGATIONS


            This GUARANTY (this "Guaranty"), dated as of June __, 1998, made by BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation, having an office at 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601 ("Guarantor"), in favor of NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an office at Two World Financial Center, Building B, New York, New York 10281-1198 (together with its successors and assigns, "Lender").


                                   R E C I T A L S:

            A. Pursuant to that certain Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the "Loan Agreement") by and among AH Michigan Owner Limited Partnership ("Borrower"), Brookdale Living Communities of Michigan, Inc.
("Manager"), and Lender, and also pursuant to that certain Building Loan Agreement dated as of the date hereof between Borrower, Manager and Lender (as the same may be amended, modified, supplemented or replaced from time to time, the "Building Loan Agreement", and collectively with the Loan Agreement, sometimes hereinafter referred to as the "Loan Agreements"), Lender has agreed to make a loan (the "Loan") to Borrower in an aggregate principal amount of Twenty-Six Million Six Hundred and Twenty-Five Thousand and 00/100 Dollars ($26,625,000), subject to the terms and conditions of the Loan Agreements;

            B. Borrower has executed a note in the principal amount of Twenty-Six Million Six Hundred and Twenty-Five Thousand and 00/100 Dollars
($26,625,000) (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the "Note"). The Note is secured by, inter alia, that certain mortgage (as amended from time to time, the "Mortgage") on the Property;

            C. As a condition to Lender's making the Loan, Lender is requiring that Guarantor execute and deliver to Lender this Guaranty; and

            D. Guarantor hereby acknowledges that Guarantor will materially benefit from Lender's agreeing to make the Loan;

            NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan pursuant to the


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



Loan Agreements, Guarantor hereby agrees, covenants, represents and warrants to Lender as follows:


            1.    Definitions.

                  (a) All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Loan Agreements.

                  (b) The term "Payment Obligations" means Borrower's obligations under the Loan Documents to pay when due in accordance therewith the Principal from time to time outstanding, all interest accrued thereon (including interest at the Default Rate when applicable), the Yield Maintenance Premium, and all other fees, expenses and other charges payable by Borrower to Lender under the Loan Documents.

                  (c) The term "Rate Lock Obligations" means the obligations of Borrower and/or Manager to pay when due all Lender's Expenses in accordance with the Rate Lock Agreement.

                  (d) The term "Carry Obligations" means Borrower's obligations to pay when due all Operating Expenses and Debt Service (whether or not Operating Income is sufficient to pay them).

                  (e) The term "Recourse Obligations" means Borrower's liabilities and obligations under the Loan Documents that may, even after the Payment Obligations Termination Date, be enforced by actions or proceedings in which a money judgment or a deficiency judgment is sought by Lender against Borrower, and which is enforceable against Borrower and any or all of its assets (without recourse being limited to the collateral securing the Debt). The Recourse Obligations are those arising out of or in connection with the actions, events and other matters described in clauses (e) through (h), (k), and (m) of the second paragraph of Section 10.1 of the Loan Agreement.

                  (f) The term "Payment Obligations Termination Date" means the earlier of (i) the Conversion Date or (ii) the earliest date after the first
(1st) anniversary of Substantial Completion on which the Debt Service Coverage Ratio is at least 1.27.

                  (g) Intentionally deleted.

            2.    Guaranty.

                  (a) Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the full, prompt and complete payment when due (and whether by reason of acceleration of maturity or otherwise) the Payment Obligations, the Rate Lock Obligations, the Carry Obligations and the Recourse Obligations (collectively, the "Guarantied Obligations").

                  (b) Notwithstanding anything to the contrary contained in this Guaranty, including, without limitation, Section 2(a) hereof, the Guarantied Obligations and Guarantor's maximum aggregate liability under this Guaranty shall be subject to reduction as follows:

                        (i) Provided no Default or Event of Default then exists and that no default on the part of Guarantor then exists under this Guaranty, upon Substantial Completion, the aggregate maximum liability of Guarantor under this Guaranty with respect to the Payment Obligations shall be reduced to (A) an amount equal to 50% of the sum of (w) the Principal then outstanding, (x) any Advances made upon (or after) Substantial Completion, (y) interest accrued and thereafter accruing on the amounts described in (w) and (x) above and (z) all other fees, expenses and other charges (including the Yield Maintenance Premium) payable by Borrower to Lender under the Loan Documents plus (B) any sums then or thereafter payable by Guarantor pursuant to Section 16 of this Guaranty;

                      (ii)  Provided no Default or Event of Default  then exists and that no default on the part of Guarantor then exists under this Guaranty, upon the Property achieving a Debt Service Coverage Ratio (as defined in the Loan Agreement, but using a six (6) month rather than a 12-month, period) after Substantial Completion of at least 1.0 to 1, the aggregate maximum liability of Guarantor under this Guaranty with respect to the Payment Obligations shall be reduced to (A) an amount equal to twenty-five percent (25%) of the sum of (w) the Principal then outstanding, (x) any Advances made upon (or after) Substantial Completion,
      (y) interest accrued and thereafter  accruing on the amounts  described in
      (w) and (x) above and (z) all other fees, expenses and other charges (including the Yield Maintenance Premium) payable by Borrower to Lender under the Loan Documents plus (B) any sums then or thereafter payable by Guarantor pursuant to Section 16 of this Guaranty; and

                     (iii) Provided no Default or Event of Default then exists and that no default on the part of Guarantor then exists under this Guaranty, this Guaranty shall terminate with respect to the Payment Obligations, the Rate Lock Obligations, and the Carry Obligations (except with respect to Guarantor's liability for any sums due and payable under this Guaranty as of the date of such termination and any sums thereafter becoming payable pursuant to Section 16 of this Guaranty) on the Payment Obligations Termination Date.

                      (iv) This Guaranty and the Guarantied Obligations hereunder, including the Recourse Obligations, shall terminate on the Payment Obligations Termination Date, except to the extent any such obligations exist and are unpaid, or not performed in full, on such date.

                  (c) All sums payable to Lender under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

                  (d) Guarantor hereby agrees to indemnify, defend and save harmless Lender from and against any and all costs, losses, liabilities, claims, causes of action, expenses and damages, including, without limitation, reasonable attorneys' fees and disbursements, which Lender may suffer or which otherwise may arise by reason of Borrower's failure to pay any of the Guarantied Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Lender prior or subsequent to (i) Lender's declaring the Principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable, (ii) the commencement or completion of a judicial or non-judicial foreclosure of the Mortgage or (iii) the conveyance of all or any portion of the Property by deed-in-lieu of foreclosure.

                  (e) Subject to Section 2(b)(i) and (ii) above, Guarantor agrees that no portion of any sums applied (other than sums received from Guarantor in full or partial satisfaction of its obligations hereunder), from time to time, in reduction of the Debt shall be deemed to have been applied in reduction of the Guarantied Obligations until such time as the Debt has been paid in full, or Guarantor shall have made the full payment required hereunder, it being the intention hereof that the Guarantied Obligations shall be the last portion of the Debt to be deemed satisfied. Subject to Section 2(b)(i) and (ii) above, any amounts paid in reduction of the Debt by Guarantor during the First Period shall not reduce the Guarantied Obligations during the Second Period. Subject to Section 2(b)(i) and (ii) above, any amounts paid in reduction of the Debt by Guarantor during the Second Period shall not reduce the Guarantied Obligations during the Third Period. For purposes of this paragraph (e), (i) the "First Period" shall mean the period from the date hereof to Substantial Completion, (ii) the Second Period shall mean the period from Substantial
Completion to the reduction of the Payment Obligations pursuant to Section 2(b)(iii), and (iii) the Third Period shall mean the period from the end of the Second Period to the Payment Obligations Termination Date.

            3. Representations and Warranties. Guarantor hereby represents and warrants to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

                  (a) Organization, Authority and Execution. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith. This Guaranty has been duly executed and delivered by Guarantor.

                  (b) Enforceability. This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  (c) No Violation. The execution, delivery and performance by Guarantor of its obligations under this Guaranty have been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of Guarantor's certificate of incorporation or by-laws, or any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound. Guarantor is not in default under any other guaranty which it has provided to Lender.

                  (d) No Litigation. There are no actions, suits or proceedings at law or at equity, pending or, to Guarantor's best knowledge, threatened against or affecting Guarantor or which involve the validity or enforceability of this Guaranty or with respect to which an adverse decision is reasonably likely which would materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty. Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which would materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.

                  (e) Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the "Consents") that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained or will be obtained when required.

                  (f) Financial Statements and Other Information. All financial statements of Guarantor heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in any material respect. Guarantor is not insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation, and the execution, delivery and performance of this Guaranty will not render Guarantor insolvent.

                  (g) Consideration. Guarantor is receiving fair consideration in return for giving this Guaranty.

            4. Financial Statements. Guarantor shall deliver to Lender, (a) within one hundred twenty (120) days after the end of each fiscal year of Guarantor, a complete copy of


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



Guarantor's annual financial statements audited by a "big six" accounting firm or another independent certified public accountant reasonably acceptable to Lender, (b) within forty-five (45) days after the end of each fiscal quarter of Guarantor, financial statements (including a balance sheet as of the end of such fiscal quarter and a statement of income and expense for such fiscal quarter) certified by the Chief Financial Officer or President of Guarantor and in form, content, level of detail and scope reasonably satisfactory to Lender, and (c) thirty (30) days after request by Lender, such other financial information with respect to Guarantor as Lender may reasonably request.

            5.    Unconditional Character of Obligations of Guarantor.

                  (a)  The   obligations   of  Guarantor   hereunder   shall  be
irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Guarantor under this Guaranty, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety. Lender may enforce the obligations of Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against the Property or any part thereof, Borrower or any other Person. This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection. Except as otherwise provided herein or in any of the other Loan Documents and to the extent permitted by law, Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Property) for the performance of the Guaranteed Obligations or any other obligations of Borrower, any Non-Recourse Guarantor or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty), and Guarantor hereby covenants and agrees that Guarantor shall not be discharged of its obligations hereunder except as set forth in Section 2(b) above.

                  (b) The obligations of Guarantor under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

                        (i)    any    insolvency,    bankruptcy,    liquidation,
      reorganization,   readjustment,  composition,  dissolution,  receivership,
      conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Property or any part thereof, Guarantor or any other Person;

                       (ii) any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents, or any document or instrument relating thereto;

                      (iii) the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Property or any interest therein;

                       (iv) the conveyance to Lender, any Affiliate of Lender or Lender's nominee of the Property or any interest therein by a deed-in-lieu of foreclosure;

                        (v) the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or

                       (vi) the release in whole or in part of any collateral for any or all Guaranteed Obligations, the Property, the Loan, or any portion thereof.

                  (c) Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

                  (d) Subject to the Intercreditor Agreement, Lender may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the Guarantied Obligations hereunder.

                  (e) No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents or any amendment, modification or other change of the Plans or any legal requirement shall in any way alter, impair or affect any of the Guarantied Obligations or Lender's rights hereunder, and Guarantor agrees that if any Loan Document are modified with Lender's consent, the Guaranteed Obligations shall, to the extent applicable, automatically be deemed modified to include such modifications.

                  (f) Lender may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor. Each and every remedy of Lender shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

                  (g) No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Guarantor to Lender in any other respect or at any other time.

                  (h) At the option of Lender, Guarantor may be joined in any action or proceeding commenced by Lender against Borrower or any other Person in connection with or based upon any other Loan Documents and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor to the extent of Guarantor's liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

                  (i) Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Guarantor, all as though such payment had not been made.

                  (j) In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guarantied Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Lender under the Loan Documents, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until all principal, Interest and other sums due pursuant to the Loan Documents have been paid in full. Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Lender of payment in full of all Principal, Interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents. For as long as the Loan is outstanding, Guarantor hereby expressly waives any and all of said rights of subrogation, reimbursement, indemnity and recourse. Guarantor shall not be deemed a "creditor" of the Borrower with respect to the Guarantied Obligations as said term "creditor" is defined in the United States Bankruptcy Code, as amended. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Lender shall not have been fully paid, such amount shall be paid by Guarantor to Lender for credit and application against such sums due and owing to Lender. Notwithstanding the foregoing, Guarantor shall have the right to be reimbursed by Borrower for any of Guarantor's out-of-pocket costs due Guarantor or fees pursuant to the Management Agreement or the Development Agreement provided there is no Event of Default under any of the Loan Documents.

                  (k) Guarantor's obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Property and the exercise by Lender of any of all of its remedies pursuant to the Loan Documents.

            6.    Covenant.

                  (a) As used in this Section 6, the following terms shall have the respective meanings set forth below:

                        (i) "Consolidated Subsidiaries" shall mean each Subsidiary of Guarantor, the financial statements of which shall be (or should have been) consolidated with the financial statements of Guarantor in accordance with GAAP.

                       (ii) "GAAP" shall mean generally accepted accounting principles, consistently applied.

                      (iii) "EBITDAR" means, on any quarterly measurement date, on a trailing 3-month basis, the aggregate of total revenues less property operating expenses and general administration expenses, all as shown on Guarantor's income statements prepared in accordance with GAPP and calculated as shown on Exhibit A attached hereto and made a part hereof.

                       (iv) "Guarantor's Net Cash Flow" shall mean, for a given period, the net cash provided by operating activities of Guarantor and its Consolidated Subsidiaries for such period, as shown in the statement of cash flow included in Guarantor's then most recent consolidated financial statements, determined in accordance with GAAP.

                        (v) "Net Worth" shall mean, as of a given date, the value obtained by multiplying the per share value of Guarantor's common stock, which stock trades on the NASDAQ under the symbol "BLCI" by the number of common shares outstanding.

                       (vi) "Subsidiary" shall mean any Affiliate of Guarantor that is controlled by Guarantor.

                      (vii) "Liquid Assets" shall mean assets in the form of cash, cash equivalents, obligations of (or fully guarantied as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market, or any unused portion of any credit line maintained with a bank which must have an S&P rating of "A" or better. If at any time the credit line should be terminated or otherwise no longer be available for Guarantor to draw down from, then Lender shall no longer include the value of the unused portion of the credit line to calculate Guarantor's Liquid Assets and Lender may immediately recalculate Guarantor's Liquid Assets to determine if Guarantor satisfies the covenant in (b) below.

                  (b) Until all of the Guarantied Obligations have been paid in full or terminated, Guarantor (i) shall maintain (A) a Net Worth in excess of $110,000,000, (B) an EBITDAR in excess of $5,000,000 determined quarterly on a trailing 3-month basis, and (C) Liquid Assets having a market value of at least $5,000,000, which shall be tested on a quarterly basis, (ii) shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, on terms materially less favorable than would be obtained in an arms-length transaction and (iii) shall deliver to Lender, concurrently with the delivery of each quarterly or annual financial statement required to be delivered by Guarantor hereunder, a certificate of the chief financial officer of Guarantor setting forth in reasonable detail Guarantor's Net Worth, EBITDAR and Liquid Assets, based on such financial statement.

                  (c) Guarantor shall not, at any time while a default in the payment of the Guarantied Obligations has occurred and is continuing, without the prior written consent of Lender, which consent may granted or withheld in Lender's sole and absolute discretion, enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of Guarantor below the Net Worth set forth in Section 6(b).

            7. Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and Guarantor.

            8. Successors and Assigns. This Guaranty shall be binding upon Guarantor, and Guarantor's successors and assigns, may not be assigned or delegated by Guarantor and shall inure to the benefit of Lender and its successors and assigns.

            9. Applicable Law and Consent to Jurisdiction. This Guaranty was partially negotiated in the State of New York, and accepted by Lender in the State of New York, which State the parties agree has a substantial relationship to the parties and the underlying transaction embodied hereby, and in all respects, this Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of New York. Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the City and County of New York or in the Courts of the United States of America located in the Southern District of New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Guarantor at its address provided in Section 14 hereof. Nothing in this Section 9, however, shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any suit, action or proceeding against Guarantor or its property in the courts of any other jurisdictions.

            10. Section Headings. The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

            11.  Severability.  Any  provision  of this  Guaranty  which  may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

            12. WAIVER OF TRIAL BY JURY. GUARANTOR AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

            13. Other Guaranties. The obligations of Guarantor hereunder are separate and distinct from, and in addition to, the obligations of Guarantor now or hereafter arising under one or more other Guaranties, pursuant to which Guarantor has guaranteed payment and performance of certain other obligations of Borrower described therein.

            14. Notices. All notices, demands, requests, consents, approvals or other communications (collectively called "Notices") required or permitted to be given hereunder to Lender or Guarantor or which are given to Lender or Guarantor with respect to this Guaranty shall be in writing and shall be (a) sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below, (b) sent by national overnight courier or delivery service, or (c) personally delivered with receipt acknowledged to such address, or in either case, to such other address(es) as the party in question shall have specified most recently by like Notice.

            If to Lender, to:

            Nomura Asset Capital Corporation
            2 World Financial Center, Building B
            New York, New York  10281-1198
            Attn:  Barry Funt and Sheryl McAfee
            with a copy to:

            Dechert Price & Rhoads
            90 State House Square
            Hartford, Connecticut 06103-3702
            Attn: Marc B. Friedman, Esq.

            If to Guarantor, to:

            Brookdale Living Communities, Inc.
            77 West Wacker Drive, Suite 4400
            Chicago, Illinois 60601
            Attn: Mr. Darryl W. Copeland, Jr.

            with a copy to:

            Brookdale Living Communities, Inc.
            77 West Wacker Drive, Suite 4400
            Chicago, Illinois 60601
            Attn: Robert J. Rudnik, Esq.

            with a copy to:

            Winston & Strawn
            35 West Wacker Drive
            Chicago, IL 60602
            Attention: Wayne Boberg, Esq.


Notices which are given in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder (i) on the date on which such notice shall have been personally delivered as aforesaid, (ii) on the date of delivery by mail as evidenced by the return receipt therefor, or (iii) on the date of failure to deliver by reason of refusal to accept delivery or changed address of which no Notice was given.

            15. Guarantor's Receipt of Loan Documents. Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents and further acknowledges that it is familiar with said Loan Documents and has no objections to any of the provisions therein.

            16.   Interest; Expenses.

                  (a) If Guarantor fails to pay all or any sums due hereunder upon demand by Lender, the amount of such sums payable by Guarantor to Lender shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

                  (b) Guarantor hereby agrees to pay all costs, charges and expenses, including, without limitation, reasonable attorneys' fees and disbursements, that may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of Guarantor under this Guaranty.

            17.   Intentionally deleted.

            18. Waiver of One Action Rule; Cross Collateralization.

                  (a) The Loan has been made by Lender pursuant to the Master Financing Facility Agreement. The Master Financing Facility Agreement contemplates that one or more Other Loans made to Other Borrowers pursuant to the Master Financing Facility Agreement will, at Lender's election, be cross collateralized and cross defaulted with the Loan and with each other, subject to Section (b) below. In such event, such Other Loans will be secured by the Property and the Collateral, and the Loan will be secured by the Other Properties and Other Collateral serving as primary security for such Other Loans, subject to Section (b) below.

                  (b) Without limitation to any other right or remedy provided to Lender in the Loan Agreements or this Guaranty or any of the other Loan Documents, Guarantor covenants and agrees that upon the occurrence of an Event of Default (i) Lender shall have the right to pursue all of its rights and remedies with respect to the Loan or the Other Loans in one proceeding, or separately and independently in separate proceedings which it, as Lender, in its discretion, shall determine from time to time, (ii) Lender is not required to either marshall assets, sell the Property, the Collateral, or any Other Property, or enforce or realize upon any Other Non-Recourse Guaranty, in any inverse order of alienation, or be subjected to any "one action" or "election of remedies" law or rule, and (iii) the exercise by Lender of any remedies against the Property, the Collateral, any Other Property, or any Other Non-Recourse Guaranty will not impede Lender from subsequently or simultaneously exercising remedies against the Property, the Collateral, any other Property, or any Other Non-Recourse Guaranty.

                  (c) Intentionally deleted.

                  (d) It is understood and agreed by the parties hereto that upon the satisfaction or termination of the Guarantied Obligations no subsequent default under the Other Loans shall operate to revive or otherwise reinstate this Guaranty, other than as specifically set forth in Section 5(i) herein.

            19. No Usury. Guarantor and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law). If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Guaranty, or contracted for, charged, taken, reserved or received with respect to the Guarantied Obligations, or if Lender's exercise of the option to accelerate the maturity of the Guarantied Obligations or any prepayment by Guarantor results in Guarantor having paid any interest in excess of that permitted by applicable law, then it is Guarantor's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Guarantied Obligations (or, if the Guarantied Obligations have been or would thereby be paid in full, refunded to Guarantor), and the provisions of the Guaranty immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Guaranty shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Guaranty until payment in full so that the rate or amount of interest on account of the Guarantied Obligations does not exceed the maximum lawful rate from time to time in effect and applicable to the Guarantied Obligations for so long as the Guarantied Obligations are outstanding. Notwithstanding anything to the contrary contained in this Guaranty, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.


     [Remainder of page intentionally left blank; signature page follows]

            IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

                                       BROOKDALE LIVING COMMUNITIES, INC.,
                                       A Delaware corporation.


                                       By:
Darryl W. Copeland, Jr.

AGREED AND ACKNOWLEDGED
ONLY FOR SECTION 12

NOMURA ASSET CAPITAL CORPORATION


By: ______________________________________
     Stuart Simon
     Director